SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 10, 1995

                    ________________________________________


                           THERMO PROCESS SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-9549                           04-2925807
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)


   12068 Market Street                                                   48150
   Livonia, Michigan                                                (Zip Code)
   (Address of principal executive offices)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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   Item 2.  Acquisition or Disposition of Assets
            ------------------------------------

        On May 10, 1995, Thermo Process Systems Inc. (the "Company") acquired substantially all of the assets of Lancaster Laboratories, Inc. and its affiliate Clewmark Holdings (together, "Lancaster Laboratories"). Lancaster Laboratories, based in Lancaster, Pennsylvania, is a provider of high-quality analytical services to the environmental, food and pharmaceutical industries.

        The base purchase price for the assets was $16,760,000 in cash, plus the assumption by the Company of approximately $5,400,000 in bank indebtedness existing as of the closing of the acquisition. The purchase price is subject to a post-closing adjustment, and will either be (i) increased by the amount by which Lancaster Laboratories' net book value as of the closing exceeds $11,108,000; or (ii) decreased by the amount by which $11,108,000 exceeds Lancaster Laboratories' net book value as of the closing. The Company has also agreed to pay an amount, not to exceed $600,000, equal to the amount by which the sum of (A) Lancaster Laboratories' division income (earnings before the corporate services fee payable to Thermo Electron Corporation, amortization of good will, interest and income taxes for the period beginning October 1, 1994 and ending on the closing date, and (B) the division income generated by Lancaster Laboratories' business (excluding the corporate services fee payable to Thermo Electron Corporation and the amortization of goodwill acquired by the Company in this acquisition) for the period beginning on the closing date and ending September 30, 1995, are in excess of $4,500,000. In no event will the aggregate purchase price, including bank indebtedness assumed by the Company, exceed $25,000,000.

      The acquisition was made pursuant to an Asset Purchase Agreement
   May 10, 1995, among Thermo Analytical Inc. (a wholly owned the Company); Lancaster Laboratories, Inc. and Clewmark Holdings (as sellers); and Earl H. Hess, Anita F. Hess, Kenneth E. Hess, J. Wilson Hershey and Carol D. Hess (as the principal owners of Lancaster Laboratories).
   The purchase price was based on the Company's determination of the fair market value of Lancaster Laboratories' business, and the of the agreement were determined by arms' length negotiation among parties.

        The Company has no present intention to use Lancaster Laboratories' plant, equipment or other assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review Lancaster Laboratories' business and assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.

        Lancaster Laboratories had gross revenues of approximately $30,000,000 for the fiscal year ended September 30, 1994.

        The cash portion of the base purchase price paid by the Company was derived from cash distributed to the Company upon the dissolution of the Thermo Terra Tech joint venture on May 9, 1995.






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   Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
            Information and Exhibits

            (a) Financial Statements of Business Acquired: as it is
                impracticable to file such information at this time, it will be filed by amendment on or prior to July 24, 1995.

            (b) Pro Forma Combined Condensed Financial Information: as it is
                impracticable to file such information at this time, it will be filed by amendment on or prior to July 24, 1995.

            (c) Exhibits

                1. Asset Purchase Agreement by and among Thermo Analytical
                   Inc. (as Buyer); Lancaster Laboratories, Inc. and Clewmark Holdings (as Sellers); and Earl H. Hess, Anita F. Hess, Kenneth E. Hess, J. Wilson Hershey and Carol D. Hess (as the principal owners of Sellers). Schedules and exhibits to the agreement (each of which are identified in the agreement) are omitted in reliance on Rule 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish such schedules and exhibits to the Commission supplementally upon request.

































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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 24th day of May 1995.



                                             THERMO PROCESS SYSTEMS INC.


                                             By:  /s/ John P. Appleton
                                                 John P. Appleton
                                                 President and Chief
                                                 Executive Officer











































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